Exhibit 10.1

SEVENTH AMENDMENT TO LOAN DOCUMENTS

BUILD-A-BEAR WORKSHOP, INC. (“BABWI”), successor by merger to BUILD-A-BEAR WORKSHOP, LLC, BUILD-A-BEAR WORKSHOP FRANCHISE HOLDINGS, INC. (“BABWF”), BUILD-A-BEAR ENTERTAINMENT, LLC (“BABE”), BUILD-A-BEAR RETAIL MANAGEMENT, INC. (“BABRM”), jointly and severally (individually and collectively, the "Borrower"), and U.S. BANK NATIONAL ASSOCIATION ("Lender"), hereby agree as follows effective as of October 28, 2009 (the "Effective Date"):

1.       Recitals.

1.1     Lender and Build-A-Bear Workshop, LLC entered into a Loan Agreement and related loan and security documents dated as of March 1, 2000 pursuant to which the Lender extended a revolving credit facility to the Borrower (the “Loan”).

1.2     Lender, Build-A-Bear Workshop, LLC and BABWI entered into an assumption and amendment agreement dated as of April 3, 2000, whereby BABWI assumed all of the obligations of its predecessor in interest, Build-A-Bear Workshop, LLC.

1.3     Lender and Borrower amended the terms of the Loan by the First Amended and Restated Loan Agreement and related loan and security documents dated as of June 1, 2001 (the “First Amended Loan Agreement”).

1.4     Lender and Borrower amended and restated the First Amended Loan Agreement by the Second Amended and Restated Loan Agreement dated as of February 13, 2002 (the “Second Amended Loan Agreement”) and Borrower delivered to Lender in connection therewith the First Amended and Restated Revolving Credit Note and the First Amended and Restated Security Agreement.

1.5     Lender and Borrower amended the Second Amended Loan Agreement and related Loan Documents pursuant to the First Amendment to Loan Documents effective as of May 30, 2003 to add additional borrowers to the Loan Documents, to revise certain financial covenants in the Loan Documents, and to add Build-A-Bear Workshop Canada, Ltd. (“Bear Canada”) as a guarantor of the obligations under the Loan Documents.

1.6     Lender and Borrower amended the Second Amended Loan Agreement and related Loan Documents pursuant to the Second Amendment to Loan Documents effective as of December 31, 2003 to add an additional borrower to the Loan Documents.

1.7     Lender and Borrower amended the Second Amended Loan Agreement and related Loan Documents pursuant to the Third Amendment to Loan Documents effective as of May 31, 2004 to extend the Maturity Date and to change certain other terms and covenants in the Loan Documents.

1.8     Lender and Borrower amended the Second Amended Loan Agreement and related Loan Documents pursuant to the Fourth Amendment to Loan Documents effective as of September 28, 2004 to correct the name of Bear Canada.

1.9     Lender and Borrower amended and restated the Second Amended Loan Agreement by the Third Amended and Restated Loan Agreement dated as of May 31, 2005 (the “Third Amended Loan Agreement”) and Borrower delivered to Lender in connection therewith the Second Amended and Restated Revolving Credit Note.

1.10    Lender and Borrower amended the Third Amended Loan Agreement and related Loan Documents pursuant to the Fifth Amendment to Loan Documents effective as of June 30, 2006 to add Build-A-Bear Workshop UK Holdings, Ltd. (“Bear UK”) as a Borrower and to change certain other terms and covenants in the Loan Documents and Borrower delivered to Lender in connection therewith the Third Amended and Restated Revolving Credit Note.

1.11    Lender and Borrower amended the Third Amended Loan Agreement and related Loan Documents pursuant to the Sixth Amendment to Loan Documents effective as of June 19, 2007 to extend the Maturity Date.

1.12    Lender and Borrower amended and restated the Third Amended Loan Agreement by the Fourth Amended and Restated Loan Agreement dated as of August 11, 2008 (the “Fourth Amended Loan Agreement”) and Borrower delivered to Lender in connection therewith the Fourth Amended and Restated Revolving Credit Note (the “Fourth Amended Revolving Credit Note”).

1.13    Lender and Borrower intend to amend the Loan Documents by this Seventh Amendment to Loan Documents (the “Amendment”).

1.14    Capitalized terms used herein and not otherwise defined will have the meanings given such terms in the Loan Agreement.

2.       Amendment.

2.1      Section 1 of the Fourth Amended Revolving Credit Note is hereby deleted and replaced with the following:

1.       Rates of Interest.  Interest on each advance hereunder shall accrue at an annual rate equal to 2.05% plus the one-month LIBOR rate quoted by Bank from Reuters Screen LIBOR01 Page or any successor thereto, which shall be that one-month LIBOR rate in effect and reset each New York Banking Day, adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation, such rate rounded up to the nearest one-sixteenth percent (a "LIBOR Rate Loan").  The term “New York Banking Day” means any day (other than a Saturday or Sunday) on which commercial banks are open for business in New York, New York.  Bank's internal records of applicable interest rates shall be determinative in the absence of manifest error.

2.2      Section 3.1 of the Fourth Amended Revolving Credit Note is hereby deleted and replaced with the following:

3.1     Accrued interest will be due and payable, with respect to each LIBOR Rate Loan, monthly on the last day of each calendar month, and at maturity.

2.3      Section 3.2 of the Fourth Amended Revolving Credit Note is hereby deleted and replaced with the following:

3.2     The entire outstanding principal balance, all accrued and unpaid interest thereon, and all other amounts due under the Loan Documents will be due and payable in full on December 31, 2011 (the "Maturity Date").

2.4      Section 3.3 of the Fourth Amended Revolving Credit Note is hereby deleted.

2.5      Section 5.2 of the Fourth Amended Revolving Credit Note is hereby deleted and replaced with the following:

5.2     Any request by Borrower for a LIBOR Rate Loan must be received by Lender not later than 11:00 a.m. (Cincinnati time) on a day that is at least two (2) New York Banking Days prior to the proposed borrowing date (which must be a Business Day).   Each request for an advance under this Note will be irrevocable by Borrower. Lender will have no liability in acting upon any request that Lender believes in good faith to have been given on behalf of Borrower and will have no duty to verify the authenticity of the signature(s) appearing on any written request and no duty to verify the identity of any person making any telephonic request.  Any disbursement of funds pursuant to a telephonic or written request for an advance under this Note will be subject to all of the terms and conditions of the Loan Agreement. Upon the making of any request for an advance, Borrower will be deemed to have made all of the representations and warranties set forth in the Loan Agreement on and as of the date of such request except for those representations and warranties which were made specific to the effective date of the Loan Agreement.

2.6      Section 5.3 of the Fourth Amended Revolving Credit Note is hereby deleted and replaced with the following:

5.3     Lender hereby is authorized, at any time and from time to time, to make an advance under this Note in the form of a LIBOR Rate Loan for the payment on behalf of Borrower of any principal, interest or other sums due under this Note or any of the other Loan Documents.  Notwithstanding the foregoing, Lender is not obligated to make any such advance.

2.7      Section 5.6 of the Fourth Amended Revolving Credit Note is hereby deleted and replaced with the following:

5.6     Notwithstanding any other provisions herein, if any law, treaty, rule or regulation, or determination of a court, governmental authority, central bank or comparable agency charged with the interpretation or administration thereof (whether or not having the force of law), or any change therein or in the interpretation or application thereof, makes it unlawful or impossible for Lender to make or maintain LIBOR Rate Loans, Lender will give written notice to Borrower, no additional LIBOR Rate Loans will be made, and outstanding LIBOR Rate Loans will be converted to loans bearing interest at the prime rate announced by Lender from time to time, as and when such rate changes, minus 0.25% per annum.

2.8     Section 2.1.4 of the Fourth Amended Loan Agreement is hereby deleted and replaced with the following:

2.1.4   Commitment Fee.  Borrower will pay to Lender a commitment fee computed at the rate of 0.25% per annum, on the average daily difference between: (i) the outstanding amount of the Revolving Credit Note plus the outstanding amount of any Letters of Credit, and (ii) the Total Facility, such Commitment Fee to be payable quarterly in arrears on the last day of each June, September, December and March and upon the Maturity Date of the Revolving Credit Note and/or the date this Agreement is terminated.

2.9     Section 6.4 of the Fourth Amended Loan Agreement is hereby deleted and replaced with the following:

6.4      Minimum Tangible Net Worth.  Permit the Tangible Net Worth of Borrower on a consolidated basis to be less than $110,000,000 at any time.  Such amount shall be increased by the amount of all equity contributions made to the Borrower on a consolidated basis from time to time and shall be reduced by the amount of dividends, share repurchases, or any other return of capital contributions permitted under this Agreement; provided however, that such reductions shall not cause the Tangible Net Worth of Borrower on a consolidated basis to be less than $110,000,000 at any time.

2.10    Section 6.6 of the Fourth Amended Loan Agreement is hereby deleted and replaced with the following:

6.6      Fixed Charge Coverage Ratio.  Permit the ratio of: (i) sum of net income, plus depreciation, plus amortization, plus interest expense, plus income taxes, plus operating lease payments, minus the amount of cash actually expended for taxes and dividends, minus an amount for maintenance capital expenditures equal to $5,000,000, all for the four most recent fiscal quarters to (ii) sum of scheduled principal payments on Indebtedness including capitalized lease payments, plus the amount of cash actually expended for interest and operating lease payments, all for Borrower on a consolidated basis for the same four fiscal quarters, to be less than 1.20 to 1.00 as of the end of each fiscal quarter on a historical rolling four quarters basis.

2.11    Section 13 of the Fourth Amended Loan Agreement is hereby amended to add the following definition in alphabetical order:

“Maturity Date” will have the meaning set forth in the Revolving Credit Note.

3.       General.

3.1     Except as expressly modified herein, the Loan Documents, as amended, are and remain in full force and effect.  Nothing contained herein will be construed as waiving any Default or Event of Default under the Loan Documents or will affect or impair any right, power or remedy of Lender under or with respect to the Loan Documents, as amended, or any agreement or instrument guaranteeing, securing or otherwise relating to any of the Obligations.

3.2     Borrower represents and warrants to Lender that: (a) this Amendment and the documents to be executed by Borrower in connection with this Amendment have been duly authorized, executed and delivered by Borrower; (b) each has full power and authority to enter into this Amendment; and (c) this Amendment and the documents executed by Borrower in connection with this Amendment constitute the legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws in effect from time to time affecting the rights of creditors generally and except as such enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in law or in equity).

3.3     All representations and warranties made by Borrower herein will survive the execution and delivery of this Amendment.

3.4     This Amendment will be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns.

3.5     Borrower will pay attorneys’ fees and expenses of Lender incurred in connection with this Amendment and related documentation.  Such fees, expenses may be charged to Borrower by Lender as a Revolving Advance.

3.6     This Amendment will in all respects be governed and construed in accordance with the laws of the State of Ohio.

3.7     A copy of this Amendment may be attached to the Note as an allonge.

3.8     This Amendment and the documents and instruments to be executed hereunder constitute the entire agreement among the parties with respect to the subject matter hereof and shall not be amended, modified or terminated except by a writing signed by the party to be charged therewith.

3.9     Borrower agrees to execute such other instruments and documents and provide Lender with such further assurances as Lender may reasonably request to more fully carry out the intent of this Amendment.

3.10    This Amendment may be executed in a number of identical counterparts.  If so, each such counterpart shall collectively constitute one agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

3.11    No provision of this Amendment is intended or shall be construed to be for the benefit of any third party.

Executed as of the Effective Date.

SIGNATURE PAGE FOLLOWS

SIGNATURE PAGE TO SEVENTH AMENDMENT TO LOAN DOCUMENTS

U.S. BANK NATIONAL ASSOCIATION
Lender

By: /s/ Charles L. Thomas
Charles L. Thomas
Vice President

BUILD-A-BEAR WORKSHOP, INC., BUILD-A-BEAR WORKSHOP FRANCHISE HOLDINGS, INC., BUILD-A-BEAR RETAIL MANAGEMENT, INC.
Borrowers

By: /s/ Maxine Clark
Maxine Clark
Chief Executive Officer

BUILD-A-BEAR ENTERTAINMENT, LLC,
By: Build-A-Bear Retail Management, Inc., Sole Member Borrower

By: /s/ Maxine Clark
Maxine Clark
Chief Executive Officer